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                                                                      Exhibit 23
                              Accountants' Consent
                              --------------------



To The Board of Directors
Northbay Financial Corporation



We consent to incorporation by reference in the registration statement on Form S-8 of Northbay Financial Corporation of our report dated September 1, 1995, relating to the consolidated statements of financial condition of Northbay Financial Corporation and Subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995 annual report on Form 10-K of Northbay Financial Corporation. Our report refers to a change in accounting for income taxes in 1994 to conform to the Statement of Financial Accounting Standards
(SFAS) No. 109.



                                                /s/ KPMG Peat Marwick LLP

San Francisco, California
September 1, 1995